AMENDMENT TO THE
                                     PINACOR
                             RETIREMENT SAVINGS PLAN

         Effective July 1, 1988, MicroAge, Inc. established the MicroAge, Inc. Retirement Savings Plan (the "MicroAge Plan") for its employees. Effective as of November 2, 1998, the MicroAge Plan was divided into two plans, with a separate plan, the Pinacor Retirement Savings Plan (the "Plan") being established for the benefit of Pinacor, Inc. (the "Company") employees. By this instrument, the Company intends to amend the Plan to allow direct participation in the Plan by ESSP Participants and to provide the Plan Administrator with authority to establish policies and procedures governing the amount of Pre-Tax Contributions that may be made by the ESSP Participants.

         1. This Amendment is effective as of March 1, 2000.

         2. This Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended shall be considered in full force and effect.

         3. Section 4.1(b) of the Plan is hereby amended by restating the first paragraph thereof in its entirety to provide as follows:

                  (b) SPECIAL RULES FOR ESSP PARTICIPANTS. Effective March 1, 2000, ESSP Participants shall be allowed to make Pre-Tax Contributions directly to this Plan. Moreover, following the end of the 1999-2000 Plan Year, Pre-Tax Contributions may be made by a direct transfer to the Trustee from the trustee of the ESSP on behalf of each ESSP Participant who is an active Employee on the day such transfer is made to this Plan. The amount of Pre-Tax Contributions made by a ESSP Participant directly to this Plan and those amounts transferred to this Plan from the ESSP on behalf of each such Participant shall not exceed the least of (1) the dollar limitation imposed by
                  Section 402(g) of the Code for such year or (2) the maximum amount that may be transferred to this Plan without causing this Plan to violate the ADP limitations described in Section
                  4.3 for the Plan Year or (3) any other applicable limitation.


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         4. Section 4.1(b)(3) of the Plan is hereby amended by restating the last sentence thereof in its entirety to provide as follows:

                  Appropriate adjustments will be made to take into account any Pre-Tax Contributions made by an ESSP Participant during a Plan Year either prior to the effective date of his participation in the ESSP or after February 29, 2000, with the manner of adjustment to be determined by the Plan Administrator in accordance with rules and procedures of uniform application.

         5. Section 4.1(d) of the Plan is hereby amended by the addition of the following sentence to the end thereof:

                  Pre-Tax Contributions for ESSP Participants are subject to such limitations (E.G., a cap on Pre-Tax Contributions of six percent (6%)) as may be set forth in the policies and procedures adopted by the Plan Administrator.

         To signify its adoption of this Amendment, Pinacor, Inc., has caused this Amendment to be executed by its duly authorized officer on this 15th day of March, 2000.

                                           PINACOR, INC.

                                           By: /s/ Jeffrey D. McKeever
                                              ----------------------------------

                                            Its: Chairman of the Board
                                                --------------------------------